UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2015

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     Realignment of Executive Officers.

On February 11, 2015, Marcus G. Smith, age 41, was appointed Chief Executive Officer of Speedway Motorsports, Inc. (the “Company”), effective immediately. He will continue to serve as the Company’s President and as a director of the Company. Mr. Smith became a director of the Company in 2004 and Chief Operating Officer and President of the Company in May 2008. Prior to that appointment, Mr. Smith served as Executive Vice President of National Sales and Marketing for the Company since 2004. Mr. Smith was also appointed President and General Manager of Charlotte Motor Speedway in May 2008. Mr. Smith joined the Company in 1996 as a sales associate at Charlotte Motor Speedway and was named Manager of New Business Development in 1999. Mr. Smith is the son of O. Bruton Smith.

In connection with Marcus G. Smith’s appointment to Chief Executive Officer, a position previously held by O. Bruton Smith, the Board of Directors appointed O. Bruton Smith, age 87, as Executive Chairman of the Company, effective immediately. As Executive Chairman, O. Bruton Smith will report directly to the Board of Directors and will work closely with the Board of Directors and the Chief Executive Officer with regard to overall leadership and strategic direction of the Company, guidance of senior management, coordination of Board of Directors activities and communication with the Company’s key stakeholders.

The Company has deemed that Mr. O. Bruton Smith and Mr. Marcus G. Smith shall together be co-principal executive officers of the Company for purposes of all documents and certifications to be filed with or submitted to the Securities and Exchange Commission or the New York Stock Exchange and for all other similar or related purposes.

(d)     Appointment of New Director.

On February 11, 2015, the Board of Directors of the Company appointed Bernard C. Byrd, Jr. to fill a vacancy. The Board of Directors also appointed Mr. Byrd to serve on its Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

Mr. Byrd, age 52, is an entrepreneur with more than twenty-five years of experience in a variety of business ventures. From 2005 to 2013, he served as the President and Chief Executive Officer of Secure EDI Health Group, a healthcare technology firm. In addition, Mr. Byrd is an owner of Tri Cities Restaurant Group, a company with more than 20 Wendy’s franchises in Tennessee and Virginia. From 1998 to 2006, Mr. Byrd founded and served as Chairman and Chief Executive Officer of HRAmerica, Inc., a human resources outsourcing firm. Mr. Byrd graduated from California State Polytechnic University with a degree in Business Administration.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Speedway Motorsports, Inc. dated February 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.
February 12, 2015	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV
Senior Vice President, General Counsel and Secretary